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                                                                    EXHIBIT 10.8

           OPTION CANCELLATION AND RESTRICTED STOCK PURCHASE AGREEMENT


        THIS OPTION CANCELLATION AND RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 22, 1999 by and between Huntsman Packaging Corporation, a Utah corporation (the "Company"), and _________________ (the "Purchaser").

                                    Recitals

        A. Purchaser currently holds a nonstatutory stock option (the "Option") to purchase ______ shares of the Company's non-voting no par value Class C Common Stock ("Class C Stock") for $100 per share. The Option was granted under the Huntsman Packaging Corporation Stock Option Plan (the "Plan") and is evidenced by an Employee Option Agreement dated as of January 1, 1998 (the "Option Agreement"). Under the terms of the Option Agreement, the Option is only partially exercisable as of the date of this Agreement.

        B. The Company and the Purchaser now desire to replace the Option with a restricted stock purchase pursuant to which the Purchaser will purchase a number of shares of Class C Stock equal to the number of shares covered by the Option subject to repurchase rights of the Company that will lapse under conditions similar to the vesting conditions of the Option.

                                    Agreement

        NOW, THEREFORE, in consideration of the agreements, covenants and promises contained in this Agreement, intending to be legally bound, the Company and the Purchaser agree as follows:

        1. CANCELLATION, PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement:

                (a) The Company and the Purchaser agree that the Option is hereby cancelled and shall have no further force or effect.

                (b) The Company hereby sells to the Purchaser, and the Purchaser hereby purchases and accepts from the Company, _________ shares of Class C Stock (the "Shares") at a purchase price of $100 per Share, for an aggregate purchase price of $________ (the "Purchase Price"). The Purchase Price is payable by delivery of a promissory note in the form attached as Exhibit A hereto (the "Promissory Note"). The Company acknowledges receipt from the Purchaser of the executed Promissory Note. To secure the Company's rights under the Repurchase Option described in
        Section 2, the Company will retain the certificate or certificates representing the Shares.

        2. REPURCHASE OPTION. _______ [ONE-HALF, ROUNDED UP] of the Shares shall be "Time Vested Shares" and _______ [ONE-HALF, ROUNDED DOWN] of the Shares shall be "Performance Vested Shares."




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                (a) OPTION ON TERMINATION OF EMPLOYMENT. If Purchaser ceases to be an employee of the Company for any reason, with or without cause, including death, disability, or retirement (a "Termination"), the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 180 days from the date of Termination to repurchase at the original price per Share set forth in Section 1 all or any portion of the Shares held by Purchaser on the date of the Termination that have not been released from the Repurchase Option as provided in this Section 2.

                (b) EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by the Company by delivering to the Purchaser a written notice of exercise and either (i) a check in the amount of the purchase price, (ii) if there is an outstanding balance on the Promissory Note, a notice stating that unpaid interest and then principal equal to the amount of the purchase price shall be applied to reduce the outstanding balance on the Promissory Note, or (iii) a combination of (i) and (ii). Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased without further action by the Purchaser.

                (c) Release from Repurchase Option.

                        (i) TIME VESTED SHARES. In accordance with the original vesting schedule set forth in the Option Agreement, the Time Vested Shares subject to the Repurchase Option shall be released from the Repurchase Option as follows:

                (A) twenty percent (20%) of the Time Vested Shares shall be released on December 31, 1998;

                (B) twenty percent (20%) of the Time Vested Shares shall be released on December 31, 1999;

                (C) twenty percent (20%) of the Time Vested Shares shall be released on December 31, 2000;

                (D) twenty percent (20%) of the Time Vested Shares shall be released on December 31, 2001;

                (E) twenty percent (20%) of the Time Vested Shares shall be released on December 31, 2002;

                        (ii) PERFORMANCE VESTED SHARES. In accordance with the original vesting schedule set forth in the Option Agreement, the Performance Vested Shares shall be released from the Repurchase Option in installments as follows:

                (A) if the Company has a "Market Value of Equity" or MVE
                (as defined below) of at least $135,000,000 (such amount, and each such amount specified in subsections (B) through (E) below, the "Target MVE"), as soon as practicable after December 31, 1998 (such date, and each such date specified in subsections (B) through (E) below, as to Performance Vested Shares, a "Target Date"), twenty percent (20%) of the Performance Vested Shares shall be released on December 31, 1998 (because the Company's MVE on December 31, 1998 was less than 80% of the Target MVE, no Performance Vested Shares have been released from the Repurchase Option under this subsection (A) as of the date of this Agreement);



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                        (B) if the Company has an MVE of at least $182,250,000
                on December 31, 1999, twenty percent (20%) of the Performance Vested Shares shall be released as soon as practicable after December 31, 1999;

                        (C) if the Company has an MVE of at least $246,037,500
                on December 31, 2000, twenty percent (20%) of the Performance Vested Shares shall be released as soon as practicable after December 31, 2000;

                        (D) if the Company has an MVE of at least $332,150,625
                on December 31, 2001, twenty percent (20%) of the Performance Vested Shares shall be released as soon as practicable after December 31, 2001; and

                        (E) if the Company has an MVE of at least $448,403,344
                on December 31, 2002, twenty percent (20%) of the Performance Vested Shares shall be released as soon as practicable after December 31, 2002.

                (d) MARKET VALUE OF EQUITY.

                (i) The market value of equity ("MVE") of the Company on any given date shall equal (Adjusted EBITDA x 6.5) minus (Adjusted Net
        Debt), where:

                "EBITDA" equals earnings from operations before interest expense, taxes, depreciation and amortization on the applicable date, determined in accordance with generally accepted accounting principles, consistently applied ("GAAP");

                "ADJUSTED EBITDA" equals the Company's EBITDA, as adjusted below, on the applicable date;

                "NET DEBT" equals the Company's total interest bearing indebtedness on the applicable date minus balance sheet "Cash and Cash Equivalents" as of such date, determined in accordance with GAAP; and

                "Adjusted Net Debt" equals Net Debt, as adjusted below, on the applicable date.

                Adjusted EBITDA and Adjusted Net Debt shall be determined by making the following adjustments to the Company's EBITDA and to Net Debt:

                        (A) if the Company completes a material acquisition (an
                "Acquisition") during any of the first three quarters of a calendar year, the EBITDA of the acquired entity or business for the portion of the calendar year prior to the Acquisition shall be included in Adjusted EBITDA;

                        (B) if the Company completes a material divestiture (a
                "Divestiture") during any of the first three quarters of a calendar year, the EBITDA of the divested assets or business for the portion of the calendar year prior to the Divestiture shall be excluded from Adjusted EBITDA;



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                        (C) if the Company engages in an Acquisition during the
                fourth quarter of a calendar year, an amount equal to the total of (x) all debt incurred with respect to the Acquisition and (y) all transaction costs associated with the Acquisition shall be excluded from Adjusted Net Debt;

                        (D) if the Company engages in a Divestiture during the
                fourth quarter of a calendar year, (x) the total amount of the proceeds received by the Company with respect to the Divestiture shall be included in Adjusted Net Debt, and (y) the total amount of the budgeted EBITDA for the divested assets or business for all periods of the calendar year subsequent to the Divestiture shall be included in Adjusted EBITDA;

                        (E) the total amount of any charitable contributions
                made by the Company during a calendar year shall be added back to Adjusted EBITDA;

                        (F) the total amount of any fees paid by the Company to
                Huntsman Financial Corporation or its successors or assigns shall be added back to Adjusted EBITDA; and

                        (G) the total amount of all borrowings of shareholders
                of the Company from the Company shall be subtracted from Adjusted Net Debt.

                (ii) For purposes of this Agreement only, the Company's MVE shall be determined within 90 days after the end of each calendar year or at such other date as may be necessary to calculate MVE for purposes of this Agreement.

                (e) PERCENTAGE RELEASE FROM REPURCHASE OPTION. If the Company's MVE as of a Target Date is less than the applicable Target MVE, but is at least 80% of the applicable Target MVE as of such Target Date, a percentage of the Performance Vested Shares available for release from the Repurchase Option as of the Target Date shall be released from the Repurchase Option according to the following proportionate release schedule:

              Actual MVE as a
         Percentage of Target MVE            Percentage of Shares Released
         ------------------------            -----------------------------
                  80%                                     0%
                  85%                                     25%
                  90%                                     50%
                  95%                                     75%
                  100%                                   100%

        The percentage of Shares released shall be prorated for whole percentage increases between the MVE percentages shown (e.g., if the Company's MVE is at least 81%, but less than 82%, of Target MVE, 5% of the Performance Vested Shares available for vesting as of the Target Date would be released from the Repurchase Option).


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                (f) "CLAWBACK RIGHTS" Rights. Notwithstanding any other
       provision of this Section 2, if the Company's MVE is less than the applicable Target MVE on any Target Date, but the Company's MVE is equal to or exceeds the applicable Target MVE on any subsequent Target Date prior to January 1, 2003, all Performance Vested Shares which have not been previously released from the Repurchase Option in any prior year shall thereupon be released from the Repurchase Option.

                (g) TERMINATION OF REPURCHASE OPTION. Any Performance Vested Shares that are not released from the Repurchase Option according to the foregoing provisions of this Section 2 shall be released from the Repurchase Option on December 31, 2007.

                (h) ACCELERATION EVENT. An "Acceleration Event" shall occur in the event of a merger involving the Company as a result of which the holders of outstanding Common Stock of the Company immediately prior to the merger do not hold at least 50% of the Common Stock of the surviving corporation or any parent corporation of the surviving corporation immediately after the merger, the sale of all or substantially all of the assets or Common Stock of the Company, or the dissolution or liquidation of the Company. If an Acceleration Event occurs on or before December 31, 2002, all Time Vested Shares shall be released from the Repurchase Option immediately prior to the Acceleration Event. If an Acceleration Event occurs before December 31, 2002, some or all of the Performance Vested Shares that have not been released from the Repurchase Option (because the Target Dates and/or Target MVE have not yet been reached) shall be released from the Repurchase Option immediately prior to the Acceleration Event in an amount equal to the mean percentage of Performance Vested Shares that have been released from the Repurchase Option up to the date of the Acceleration Event multiplied by the total number of Performance Vested Shares then subject to the Repurchase Option, taking into account the effect of Section 2(f). Further, for purposes of calculating the Company's MVE in connection with an Acceleration Event, MVE shall be calculated as of the end of the calendar month immediately prior to the Acceleration Event and Target MVE shall be prorated to the end of the calendar month immediately prior to the Acceleration Event. (For example, if the Purchaser had earned release of 0% and 80% of the Performance Vested Shares as of December 31, 1998 and 1999, respectively, and an Acceleration Event occurred in July 2000, and if the Company's actual MVE as of June 30, 2000 was $193,000,000, then (i) the Target MVE would be prorated to June 30, 2000, pursuant to this Section 2(h) ($182,250,000 + [.50 x ($246,037,500 - $182,250,000)] = $214,143,750);
        (ii) the June 30, 2000 actual MVE as a percentage of the prorated Target MVE as of December 31, 2000 would be 90%; (iii) therefore, 50% of the Performance Vested Shares scheduled for release as of December 31, 2000 would be released from the Repurchase Option, pursuant to Section 2(e), immediately prior to the Acceleration Event; and (iv) immediately prior to the Acceleration Event, 43.33% of the Performance Vested Shares scheduled for release from the Repurchase Option based on the Company's MVE as of December 31, 2001 and 2002 would be released from the Repurchase Option, all for the immediate benefit of the Purchaser. As a further example, if the Purchaser had earned release of 0% and 0% of the Performance Vested Shares as of December 31, 1998 and 1999, respectively, and an Acceleration Event occurs in July 2000, and if the Company's actual MVE as of June 30, 2000 was $218,500,000, then (i) the Target MVE as of June 30, 2000 would be prorated to June 30, 2000, pursuant to this Section 2(h) ($214,143,750); (ii) the June 30, 2000 actual MVE as a percentage of the prorated Target MVE as of December 31, 2000 would be 102%; (iii) 100% of the Performance Vested Shares scheduled for release as of December 31, 2000 would be released from the Repurchase Option pursuant to Section 2(e), immediately prior to the Acceleration Event; and (iv) taking into account the effect of Section 2(f), and immediately prior to the Acceleration Event, 100% of the Performance Vested Shares scheduled for release from the Repurchase Option based on the Company's MVE as of December 31, 1998, 1999, 2001 and 2002 would be released from the Repurchase Option, all for the immediate benefit of the Purchaser. If an Acceleration Event occurs after December 31, 2002, no additional Performance Vested Shares shall be released from the Repurchase Option pursuant to this Section 2(h). The Company may exercise the Repurchase Option effective as of the time of an Acceleration Event with respect to any Performance Vested Shares that are not released from the Repurchase Option, regardless of whether or not a termination of employment occurs.



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                (i) FRACTIONAL SHARES. Notwithstanding the foregoing, no
        fractional shares shall be released from the Repurchase Option until a number of such fractional shares accumulate to equal one share.

                (j) LIMITATION ON TRANSFER.

                        (i) Except as provided in subsection (ii) below, the Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that have not been released from the Repurchase Option.

                        (ii) Notwithstanding the provisions of subsection (i) above, all or any portion of the Shares may be sold or otherwise transferred to: (A) the spouse or lineal descendants (whether or not adopted) of the Purchaser, (B) the trustee of a trust for the primary benefit of the Purchaser, his spouse or lineal descendants, or (C) any corporation, partnership, limited liability company or other business entity controlled by the Purchaser, his spouse or such lineal descendants. In such event, the spouse, lineal descendant, trustee, or business entity will continue to be subject to all of the terms, conditions and restrictions applicable to the Shares as set forth herein, provided that the exercisability of the Repurchase Option shall continue to depend upon the employment of Purchaser and not any transferee. Any such sale or transfer will be permitted only if the transferee agrees in writing, prior to such sale or transfer to be bound by all of the terms and conditions of this Agreement.

        3. STOCKHOLDERS' AGREEMENT. The Company and the Purchaser acknowledge and agree that the Shares are subject to and restricted by the Stockholders' Agreement dated as of January 1, 1998 by and among the Company and the stockholders of the Company, as amended as of February 22, 1999. The parties agree that the Put Option provided to the Purchaser under Section 2(a) of the Stockholders' Agreement (a) may not be exercised with respect to any of the Shares purchased under this Agreement until January 1, 2003, and (b) may not be exercised thereafter with respect to any Shares that have not been released from the Repurchase Option.

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser, as of the date hereof, as follows:

                (a) The Company is a duly organized and validly existing corporation under the laws of the State of Utah and has the corporate power and the corporate authority to execute and deliver this Agreement and to perform its obligations as specified in this Agreement.

                (b) The Shares have been duly authorized by the Company and, upon receipt of the Purchase Price, will be validly issued, fully paid and nonassessable.

                (c) This Agreement has been duly authorized by the Board of Directors of the Company and has been executed and delivered by the Company.



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                (d) The execution and delivery by the Company of, and the
        performance by the Company of its obligations under, this Agreement do not contravene any provision of applicable law or the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any court or governmental authority having jurisdiction over the Company, and no material consent, approval, authorization or order of, or qualification with, any governmental authority is required for the performance by the Company of its obligations under this Agreement, except such approvals as have been obtained and are in full force and effect.

                (e) Assuming that the representations and warranties of the Purchaser contained in this Agreement are true and correct, the offer, sale and delivery of the Shares in the manner contemplated by this Agreement is exempt from registration under Section 61-1-14(2)(n) of the Utah Uniform Securities Act, as amended (the "Utah Act").

                (f) Assuming that the representations and warranties of the Purchaser contained in this Agreement are true and correct, the offer, sale and delivery of the Shares in the manner contemplated by this Agreement is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") either pursuant to Section 4(2) of the Securities Act or Rule 701 thereunder.

                (g) The Company has provided to the Purchaser, to the extent material to an understanding of an investment in the Shares, all information concerning the Company and the Class C Stock, and any other matters requested by the Purchaser and relevant to the decision of the Purchaser to enter into the transactions contemplated by this Agreement, including, but not limited to:

                        (i) the Company's reports on forms 10-K and 10-Q for the periods ending December 31, 1997, March 31, 1998, June 30, 1998, and September 30, 1998, respectively; and

                        (ii) the unaudited balance sheet of the Company as at December 31, 1998 and unaudited statements of income and cash flows for the period ending December 31, 1998.

        5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company, as of the date hereof, as follows:

                (a) The Purchaser is an executive officer of the Company and has received all of the information concerning the Company, the Class C Stock and any other matters relevant to his decision to purchase the Shares that he has requested.

                (b) The Purchaser, as a result of his position as an executive officer of the Company, is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.




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

                (c) The Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect his interest in connection with the acquisition of the Shares. In addition, the Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment.

                (d) The Purchaser is purchasing the Shares for his own account, for investment purposes only and not with a view to any public sale or distribution thereof.

                (e) The Purchaser understands that (i) the Shares have not been and will not be registered by the Company under the Securities Act, the Utah Act or the securities laws of any other jurisdiction and will be considered "restricted securities" under the Securities Act, (ii) the Shares will bear the legends set forth in Section 6 below, (iii) the Company has no obligation to register the Shares under the Securities Act or any state securities law, and (iv) the Purchaser will not sell, transfer, hypothecate or otherwise dispose of any Shares other than in accordance with (x) the provisions, or exemptions therefrom, of the Securities Act and the rules and regulations promulgated thereunder and the securities laws of all other applicable jurisdictions, and (y) the Stockholders' Agreement and this Agreement.

                (f) The Purchaser understands that the Company will rely upon the accuracy and truth of the representations and warranties of the Purchaser set forth in this Section 5, and the Purchaser hereby consents to such reliance.

        6. Stock Legends. Certificates for the Shares shall bear legends substantially as follows:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES. IN ACCORDANCE WITH SECTION 16-10a-625 OF THE UTAH REVISED BUSINESS CORPORATION ACT, UPON WRITTEN REQUEST BY THE SHAREHOLDER, THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A SUMMARY OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS APPLICABLE TO EACH CLASS OF SHARES.

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, A STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY 1,





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                1998, AS AMENDED, A COPY OF WHICH IS ON FILE WITH THE SECRETARY
                OF THE COMPANY, AND MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF, ONLY IN ACCORDANCE THEREWITH.

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, AN OPTION CANCELLATION AND RESTRICTED STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 22 1999, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF, ONLY IN ACCORDANCE THEREWITH.

        7. FURTHER AGREEMENTS. The Company and the Purchaser hereby agree to execute, deliver and record or cause to be executed, delivered and recorded such further instruments, and take such other actions, as may be reasonably required to effectuate the transactions contemplated by this Agreement.

        8. SURVIVAL. The respective representations, warranties, covenants and agreements made by the Company and the Purchaser in this Agreement shall survive the payment of the Purchase Price and the delivery of the Shares
(notwithstanding any investigation made by or on behalf of any party to this Agreement).

        9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchaser and their respective successors and assigns. Nothing expressed in this Agreement is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

        10. SEVERABILITY. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

        11. MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time subsequent to the date hereof, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof. No course of dealing among the parties or delay in exercising rights and remedies shall operate as a waiver of such rights and remedies.



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        12. GENERAL MATTERS. This Agreement constitutes the entire agreement and understanding of the parties to this Agreement with respect to the matters and transactions contemplated by this Agreement and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

        13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

        Company:                       Huntsman Packaging Corporation,
                                       a Utah corporation

                                       -----------------------------------------
                                       Richard P. Durham
                                       President and Chief Executive Officer

        Purchaser:

                                       -----------------------------------------



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